                        AMENDMENT OF 1995 NOTE AGREEMENT



         This Amendment, entered into as of March 13, 2000, by and between CROWN CRAFTS, INC. (the "COMPANY") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("NOTEHOLDER").

         WHEREAS, the parties hereto have executed and delivered that certain Note Purchase and Private Shelf Facility dated as of October 12, 1995 (as previously amended and as it may be further amended, modified or supplemented, the "NOTE AGREEMENT");

         WHEREAS, the Company has requested a modification of certain covenants under the Note Agreement;

         WHEREAS, Noteholder is willing to enter into this Amendment subject to the satisfaction of conditions and terms set forth herein;

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       AMENDMENTS TO PARAGRAPH 6A OF THE NOTE AGREEMENT.

         1A.      Paragraph 6A(i) shall be amended in its entirety to read as follows

                  (a) CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time to be less than (i) $75,000,000 from the Effective Date through the end of the fiscal month of the Company ending February 27, 2000; (ii) $70,000,000 from February 28, 2000 to the last day of the fiscal quarter of the Company ending April 2, 2000 and (iii) as at the last day of each succeeding fiscal quarter of the Company after the fiscal quarter of the Company ending April 2, 2000 and until (but excluding) the last day of the next following fiscal quarter of the Company, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this paragraph 6A(i) as at the end of the immediately preceding fiscal quarter, plus (b) 75% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Company ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid in capital accounts of the Company resulting from any Capital Markets Transactions.

         1B. Paragraph 6A(ii) shall be amended by inserting the following in the appropriate order:


                                                          Minimum
                  Twelve Month Period Ending Date     Consolidated EBITDA
                  -------------------------------     -------------------
                  May 7, 2000                             $8,000,000
                  June 4, 2000                            $8,500,000


         2. Conditions of Effectiveness. This Amendment shall become effective when, and only when:

         (a) the Noteholder shall have received executed originals of this Amendment and all of the following documents, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the
Noteholder:

                 (i) Copies of (A) all documents evidencing all requisite corporate action of the Company (including any and all resolutions of the Board of Directors of the Company) authorizing the execution, delivery and performance of this Amendment and the matters contemplated hereby and thereby, and (B) all documents evidencing all governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby and thereby:

                 (ii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers authorized to sign this Amendment on behalf of the Company and any other documents to be delivered by the Company hereunder;

                 (iii) the Consent and Reaffirmation of the Facility Guarantors attached hereto as Exhibit A by each of the Guarantors;

                 (iv) A duly executed Amendment No. 2, satisfactory to the Required Holders in all respects, to the Wachovia Bank Credit Agreement;

                 (v) A duly executed Amendment No. 2, satisfactory to the Required Holders in all respects, to the Bank of America Credit Agreement;

                 (vi) A letter agreement duly executed by all the parties thereto, substantially in the form attached hereto as Exhibit B;

                 (vii) Such other documents, instruments, approvals or opinions as the Purchasers may reasonably request; and

         (b) The representations and warranties contained herein shall be true on and as of the date hereof, there shall exist on the date hereof, no Event of Default or Default; there shall exist no material adverse change in the financial condition, business operation or prospects of the Company or its Subsidiaries since March 28, 1999 other than as reported by the Company in its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission for quarterly periods subsequent to March 28, 1999; and the Company shall have delivered to the Purchasers an Officer's Certificate to such effect; and

         (c) The Company shall have paid all costs and expenses (including legal fees) incurred by any Purchaser.

         3.   Representations and Warranties.

         (a) The Company hereby repeats and confirms each of the representations and warranties made by it in the Note Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this Agreement", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Note Agreement as amended hereby.

         (b)  The Company further represents and warrants as follows:

                  (i) The execution, delivery and performance by the Company of this Amendment is within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) its charter or by-laws, (B) law or (C) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

                  (ii) No governmental approval is required for the due execution, delivery and performance by the Company of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

                  (iii) This Amendment constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

                  (iv) There are no pending or threatened actions, suits or proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that amy, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Company and its Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Note Agreement as amended by this Amendment.

                  (v) No material adverse change in the financial condition, business operation or prospects of the Company or its Subsidiaries has occurred since March 28, 1999.

                  (vi) No Event of Default or Default has occurred and in continuing.

         4. Miscellaneous.

         4A. Reference to and Effect on the Note Agreement.

                  (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Note Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Agreement, and each reference in any other document to "the Note Agreement", "thereunder", "thereof" or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

                  (b) Except as specifically amended above, the Note Agreement and the Notes, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any holder of a Note under the Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

                  4B. Costs and Expenses. The Company agrees to pay on demand all costs and expenses incurred by any holder of a Note in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this paragraph 4B.

                  4C. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  4D. Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York.

                  4E. No Default or Claims. To induce the Noteholder to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, (i) no Default or Event of Default exists, (ii) no right of offset, recoupment, defense, counterclaim, claim or objection exists in favor of the Company arising out of or with respect to any of the Notes or other obligations of the Company owed to any holder of a Note, and (iii) the Noteholder has acted in good faith and has conducted its relationships with the Company in a commercially reasonable manner in connection with the negotiations, execution and delivery of this Amendment and in all respects in connection with the Note Agreement, the Company hereby waiving and releasing any such claims to the contrary that may exist as of the date of this Amendment.


                           [Signatures on Next Page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                                CROWN CRAFTS, INC.



                                                By /s/ David S. Fraser
                                                  ------------------------------
                                                  Title: Vice President, CFO


                                                THE PRUDENTIAL INSURANCE
                                                 COMPANY OF AMERICA


                                                By /s/ Robert R. Derrick
                                                  ------------------------------
                                                  Title: Vice President

                CONSENT AND REAFFIRMATION OF FACILITY GUARANTORS

         Each of the undersigned (i) acknowledges receipt of the foregoing Amendment of 1995 Note Agreement (the "Amendment"), (ii) consents to the execution and delivery of the Amendment by the parties thereto, and (iii) reaffirms all of its obligations and covenants under that certain Subsidiary Guaranty Agreement dated as of August 9, 1999, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.



                                   FACILITY GUARANTORS:

                                   CHURCHILL WEAVERS, INC.
                                   CROWN CRAFTS DESIGNER, INC.
                                   CROWN CRAFTS FURNISHINGS, INC.
                                   CROWN CRAFTS FURNISHINGS OF
                                     ILLINOIS, INC.
                                   G.W. STORES, INC.
                                   HAMCO, INC.
                                   CROWN CRAFTS INFANT PRODUCTS, INC.
                                   (as successor to Noel Joanna, Inc. and
                                   The Red Calliope and Associates, Inc.)


                                   By:  /s/ David S. Fraser
                                      -----------------------------------------
                                   Name:    David S. Fraser
                                        ---------------------------------------
                                   Title:  Vice President
                                        ---------------------------------------